Ex. 10.2
                             Hand Brand Distribution
                              9845 N.E. 2nd Avenue
                           Miami Shores, Florida 33138
                                 (305) 759-8710

                                February 25, 2002

GeneThera, Inc.
12635 Montview Blvd, Suite 211
Aurora, Colorado  80010
Attn:  Mr. Antonio Milici

Dear Tony:

As of today's date, we have acquired 2,768,650 of the 2,979,050 common shares of GeneThera, Inc. We agree to extend the stock exchange offer on the remaining 210,400 shares of GeneThera, Inc., which we have not yet acquired until March 15, 2002, when the offer shall expire. We will reserve 631,200 of our authorized and not yet issued shares until that date.

Further, this letter shall serve as our agreement among the undersigned that all terms and conditions of the letter of agreement dated January 14, 2002 have been satisfied in full.

Effective immediately, we shall consider our transaction closed and all conditions met.

The representations and warranties contained in the Stock Purchase Agreements shall survive this closing.

The above accurately reflects the understandings with respect to the transaction.

Sincerely,


Hand Brand Distribution Inc.


By: /s/
    ------------------------
           President

GeneThera, Inc. & Selling Shareholders of GeneThera, Inc.
Accepted and Agreed:


/s/
------------------------------------
Chairman of Board


/s/
------------------------------------
Tony Milici, individually as majority
and controlling shareholder